UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 23, 2007

THE TALBOTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Renewal of Banking Facilities
     The Talbots, Inc., The J. Jill Group, Inc., J.J. Company, Inc., J. Jill LLC, and J. Jill GP (collectively “Talbots”) and Bank of America entered into a renewal of banking facilities on February 23, 2007.
     Bank of America approved an extension of its Uncommitted Letter of Credit Facility with Talbots to February 23, 2008. The facility provides for Standby Letters of Credit and Commercial Letters of Credit (the “Letters of Credit”). The Letters of Credit outstanding under the facility may not exceed $5,000,000 for Standby Letters of Credit and $150,000,000 for Commercial Letters of Credit. The Letters of Credit are to be used to support the importation of goods into the United States. The issuance of Letters of Credit under the facility is at the sole discretion of Bank of America.
     Bank of America approved an extension of its Uncommitted Line of Credit Facility with The Talbots, Inc. to February 23, 2008. The facility provides for Loans not to exceed $5,000,000. All Loans under the facility are at the sole discretion of Bank of America.
     The foregoing summary is subject in all respects to the actual terms of the facilities, copies of which are attached as Exhibits 10.1 and 10.2 to this Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Uncommitted Letter of Credit Facility dated February 23, 2007 between The Talbots, Inc. The J. Jill Group, Inc., J. J. Company, Inc., J. Jill LLC, J. Jill GP and Bank of America.
10.2	Uncommitted Line of Credit Facility dated February 23, 2007 between The Talbots, Inc. and Bank of America.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Date February 23, 2007	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Vice President, Corporate Controller